Exhibit (a)(5)

A registration statement relating to the securities proposed to be issued in the Offer (as defined below) has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be issued nor may offers to receive such securities be accepted prior to the time the registration statement becomes effective. This announcement is neither an offer to exchange nor the solicitation of an offer to exchange such securities nor shall there be any exchange thereof in any state in which such offer, solicitation or exchange would be unlawful prior to registration or qualification under the securities laws of any such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Validus Holdings, Ltd. by Greenhill & Co., LLC (the “Dealer Manager”) or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Notice of Offer to Exchange
Each Outstanding Common Share
of
IPC Holdings, Ltd.
for
1.2037 Voting Common Shares of Validus Holdings, Ltd.
by
Validus Holdings, Ltd.

Validus Holdings, Ltd., a Bermuda exempted company (“Validus”), is offering to exchange for all the issued and outstanding common shares, par value $0.01 per share (“IPC Common Shares”), of IPC Holdings, Ltd. (“IPC”), a Bermuda exempted company, validly tendered pursuant to the Offer and not properly withdrawn, 1.2037 voting common shares of Validus, par value $0.175 per share (“Validus Common Shares”) upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and the accompanying Letter of Transmittal (the offer reflected by such terms and conditions, as they may be amended or supplemented from time to time, constitutes the “Offer”). Validus will not issue certificates representing fractional Validus Common Shares pursuant to the Offer. Instead, each tendering IPC shareholder who would otherwise be entitled to a fractional Validus Common Share will receive cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) multiplied by the closing price of the Validus Common Shares on the Expiration Date (as defined below).

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (6:00 P.M., ATLANTIC TIME), ON FRIDAY, JUNE 26, 2009, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”).

The purpose of the Offer is for Validus to acquire control of, and ultimately the entire equity interest in, IPC. The Offer is one part of Validus’ plan to acquire all of the issued and outstanding IPC Common Shares. Promptly after completion of the Offer, Validus intends to seek to acquire all shares of those IPC shareholders who choose not to tender their IPC Common Shares pursuant to the Offer, in accordance with either Section 102 or Section 103 of The Companies Act of 1981 of Bermuda, as amended (the “Companies Act”) (such acquisition, the “Second-Step Acquisition”). The purpose of the Second-Step Acquisition is for Validus to acquire all issued and outstanding IPC Common Shares that are not acquired in the Offer. In the Second-Step Acquisition, pursuant to either Section 102 or Section 103 of the Companies Act, each remaining IPC Common Share (other than IPC Common Shares held by IPC or IPC Common Shares already owned by Validus (or its subsidiaries)) (subject, in the case of Section 102 of the Companies Act, to dissenting shareholders’ rights to make application to a Bermuda court to disagree with the offer and, in the case of Section 103 of the Companies Act, to remaining shareholders’ rights to make application to a Bermuda court for an appraisal) will be exchanged into 1.2037 Validus Common Shares on the same terms as the Offer. Validus intends, promptly following the Second-Step Acquisition, to amalgamate IPC with a newly-formed, wholly-owned subsidiary of Validus in accordance with Section 107 of the Companies Act, as further described in the Prospectus/Offer to Exchange.

The Offer is conditioned upon, among other things the following: (i) IPC shareholders shall have validly tendered and not withdrawn prior to the Expiration Date at least that number of IPC Common Shares that shall constitute 90% of the then-outstanding number of IPC Common Shares on a fully-diluted basis (excluding any IPC Common Shares beneficially owned by Validus, its subsidiaries or IPC); (ii) the Agreement and Plan of Amalgamation, dated as of March 1, 2009, as amended by Amendment No. 1 to the Agreement and Plan of Amalgamation, dated as of March 5, 2009, among Max Capital Group Ltd. (“Max”), IPC, and IPC Limited (the “Max Amalgamation Agreement”) shall have been validly terminated on terms reasonably satisfactory to Validus, and Validus shall reasonably believe that IPC could not have any liability, and Max shall not have asserted any claim of liability or breach against IPC in connection with the Max Amalgamation Agreement other than with respect to the possible payment of the $50 million termination fee thereunder; (iii) the registration statement of which the Prospectus/Offer to Exchange is a part shall have become effective under the Securities Act of 1933, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission (the “SEC”) and Validus shall have received all necessary state securities law or “blue sky” authorizations; (iv) the shareholders of Validus shall have approved the issuance of the Validus Common Shares pursuant to the Offer and the Second-Step Acquisition as required under the rules of the New York Stock Exchange (the “NYSE”); (v) the Validus Common Shares to be issued to IPC shareholders in exchange for IPC Common Shares in the Offer and the Second-Step Acquisition shall have been authorized for listing on the NYSE, subject to official notice of issuance; (vi) there shall be no threatened or pending litigation, suit, claim, action, proceeding or investigation before any governmental authority that, in the judgment of Validus, is reasonably likely to, directly or indirectly, restrain or prohibit (or which alleges a violation of law in connection with) the Offer or is reasonably likely to prohibit or limit the full rights of ownership of IPC Common Shares by Validus or any of its affiliates; (vii) since December 31, 2008, there shall not have been any change, state of facts, circumstance or event that has had, or would reasonably be expected to have, a material adverse effect on the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of IPC and its subsidiaries, taken as a whole (a more than 50% decline in IPC’s book value or a 20% or more decline in IPC’s book value relative to Validus’ book value shall be deemed to have had a material adverse effect on IPC); (viii) each of IPC and its subsidiaries shall have carried on their respective businesses in the ordinary course consistent with past practice at all times on or after the date of the Prospectus/Offer to Exchange and prior to the Expiration Date; and (ix) all amendments or waivers under Validus’ credit facilities as determined by Validus to be necessary to consummate the Offer, the Second-Step Acquisition and the other transactions contemplated by the Prospectus/Offer to Exchange shall be in full force and effect. The Offer is subject to additional conditions that are fully described in the Prospectus/Offer to Exchange.

To the extent legally permissible, Validus reserves the right, in its sole discretion, at any time or from time to time (i) to extend, for any reason, the period of time during which the Offer is open, (ii) to delay acceptance for exchange of, or exchange of, IPC Common Shares in order to comply in whole or in part with applicable laws (any such delay shall be effected in compliance with Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires Validus to pay the consideration offered or to return IPC Common Shares deposited by or on behalf of shareholders promptly after the termination or withdrawal of the Offer), (iii) to amend or terminate the Offer without accepting for exchange, or exchanging, IPC Common Shares if any of the individually subheaded conditions referred to in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer — Conditions of the Exchange Offer” have not been satisfied or if any event specified in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer — Conditions of the Exchange Offer” under the subheading “Other Conditions” has occurred; (iv) to amend or terminate the Offer without accepting for exchange or exchanging any IPC Common Shares if Validus or any of its affiliates enters into a definitive agreement or announces an agreement in principle with IPC providing for an amalgamation, scheme of arrangement or other business combination or transaction with or involving IPC or any of its subsidiaries, or the purchase or exchange of securities or assets of IPC or any of its subsidiaries, or the Supreme Court of Bermuda sanctions a scheme of arrangement between IPC and its shareholders whereby Validus or any of its subsidiaries acquires securities of IPC, or Validus and IPC reach any other agreement or understanding, in either case, pursuant to which it is agreed or provided that the Offer will be terminated; and (v) to amend the Offer or to waive any conditions to the Offer at any time, in each case by giving oral or written notice of such delay, termination, waiver or amendment to BNY Mellon Shareowner Services, as exchange agent (the “Exchange Agent”) and by making public announcement thereof. Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof, which, in the case of an extension, will be made no later than 9:00 a.m., New York City time (10:00 a.m., Atlantic Time), on the next business day after the previously scheduled Expiration Date. During any such extension, all IPC Common Shares previously tendered and not withdrawn will remain subject to the Offer and subject to the right of a tendering shareholder to withdraw such shareholder’s IPC Common Shares.

For purposes of the Offer (including during any Subsequent Offering Period (as defined below)), Validus will be deemed to have accepted for exchange, and thereby exchanged, IPC Common Shares validly tendered and not properly withdrawn as, if and when Validus gives oral or written notice to the Exchange Agent of Validus’ acceptance for exchange of such IPC Common Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, exchange of IPC Common Shares accepted for exchange pursuant to the Offer will be made by deposit of the share consideration being exchanged therefor with the Exchange Agent, which will act as agent for tendering shareholders for the purpose of receiving the Offer consideration from Validus and transmitting such consideration to tendering shareholders whose IPC Common Shares have been accepted for exchange. Under no circumstances will Validus pay interest on the Offer consideration for IPC Common Shares, regardless of any extension of the Offer or other delay in making such exchange. In all cases (including during any Subsequent Offering Period), Validus will exchange IPC Common Shares tendered and accepted for exchange pursuant to the Offer only after timely receipt by the Exchange Agent of (i) the certificates evidencing such IPC Common Shares (the “Share Certificates”) or a book-entry confirmation of the delivery of such IPC Common Shares (except during any Subsequent Offering Period) pursuant to the procedures set forth in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer — Procedure for Tendering,” (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Prospectus/Offer to Exchange) and (iii) any other documents required by the Letter of Transmittal. Subject to the applicable rules and regulations of the SEC, Validus expressly reserves the right, in its sole discretion, at any time and from time to time, to extend for any reason the period of time during which the Offer is open.

Pursuant to Rule 14d-11 under the Exchange Act, Validus may, subject to certain conditions, elect to provide a subsequent offering period of at least three business days following the expiration of the Offer on the Expiration Date and acceptance for exchange of the IPC Common Shares tendered in the Offer (a “Subsequent Offering Period”). A Subsequent Offering Period would be an additional period of time, following the first exchange of IPC Common Shares in the Offer, during which shareholders could tender IPC Common Shares not tendered in the Offer. If Validus elects to include a Subsequent Offering Period, it will notify shareholders of IPC by making a public announcement on the next business day after the Expiration Date consistent with the requirements of Rule 14d-11 under the Exchange Act. The same consideration will be received by shareholders tendering IPC Common Shares in the Offer or in a Subsequent Offering Period, if one is included.

IPC Common Shares may be withdrawn at any time prior to the expiration of the Offer. If Validus decides to include a Subsequent Offering Period, IPC Common Shares tendered during the Subsequent Offering Period may not be withdrawn. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page of the Prospectus/Offer to Exchange. Any such notice of withdrawal must specify the name of the person who tendered the IPC Common Shares to be withdrawn, the number of IPC Common Shares to be withdrawn and the name of the registered holder of such IPC Common Shares, if different from that of the person who tendered such IPC Common Shares. If Share Certificates to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such Share Certificates, the serial numbers shown on such Share Certificates must be submitted to the Exchange Agent and, unless such IPC Common Shares have been tendered by or for the account of an Eligible Institution (as defined in the Prospectus/Offer to Exchange), the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution. If IPC Common Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer — Procedure for Tendering,” any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility (as defined in the Prospectus/Offer to Exchange) to be credited with the withdrawn IPC Common Shares. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Validus, in its discretion, whose determination will be final and binding to the fullest extent permitted by law.

The information required to be disclosed by Rule 14d-6(d)(1) under the Exchange Act is contained in the Prospectus/Offer to Exchange and is incorporated herein by reference.

A request is being made to IPC pursuant to Rule 14d-5 under the Exchange Act for the use of IPC’s shareholder lists and security position listings for the purpose of disseminating the Offer to IPC shareholders. Upon compliance by IPC with this request, the Prospectus/Offer to Exchange, the Letter of Transmittal and all other relevant materials will be mailed to holders of IPC Common Shares and will be furnished to brokers, dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on IPC’s shareholders lists, or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of IPC Common Shares by Validus or, if IPC so elects, the materials will be mailed by IPC.

The Prospectus/Offer to Exchange and the accompanying Letter of Transmittal contain important information and should be read carefully and in their entirety before any decision is made with respect to the Offer. Such documents may be obtained without charge at the website of the SEC at www.sec.gov.

Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers, or the Dealer Manager at its telephone number, in each case, as set forth below. Requests for additional copies of the Prospectus/Offer to Exchange and the accompanying Letter of Transmittal and other Offer materials may be directed to the Information Agent, and copies will be furnished promptly at Validus’ expense.

The Information Agent for the Offer is:

199 Water Street, 26th floor
New York, New York 10038
Banks and Brokerage Firms, Please Call: (212) 440-9800
All Others Call Toll-Free (800) 213-0317
E-mail: validusIPC@georgeson.com

The Dealer Manager for the Offer is:

Greenhill & Co., LLC
300 Park Avenue
New York, New York 10022
Call Toll-Free: (888) 504-7336

May 12, 2009

4